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                                                                      EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Atmos Energy Corporation for the registraton of 313,411 shares of its common stock and to the incorporation by reference therein of our report dated November 8, 1995, with respect to the consolidated financial statements of Atmos Energy Corporation for the year ended September 30, 1995, included in Atmos Energy Corporation's Form 10-K, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Dallas, Texas
May 8, 1996